Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR THIRD QUARTER 2023

ATLANTA, GA (October 20, 2023) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $11.4 million, or $0.45 per diluted share, for the third quarter of 2023, compared to $13.1 million, or $0.51 per diluted share, for the second quarter of 2023, and $16.9 million, or $0.66 per diluted share, for the third quarter of 2022. For the nine months ended September 30, 2023, the Company reported net income of $40.3 million, or $1.58 per diluted share, compared to $52.4 million, or $2.04 per diluted share, for the same period in 2022.

Third Quarter 2023 Highlights:

●	Annualized return on average assets was 1.30%, compared to 1.55% for the second quarter of 2023 and 2.07% for the third quarter of 2022.
●	Annualized return on average equity was 12.14%, compared to 14.87% for the second quarter of 2023 and 20.56% for the third quarter of 2022. Excluding average accumulated other comprehensive income, our return on average equity was 13.04% for the third quarter of 2023, compared to 15.50% for the second quarter of 2023 and 20.99% for the third quarter of 2022.
●	Efficiency ratio of 43.6%, compared to 38.8% for the second quarter of 2023 and 36.4% for the third quarter of 2022.
●	Total assets increased by $35.9 million, or 1.0%, to $3.51 billion from the previous quarter.

Year-to-Date 2023 Highlights:

●	Return on average assets was 1.57% for the nine months ended September 30, 2023, compared to 2.25% for same period in 2022.
●	Return on average equity was 14.96% for the nine months ended September 30, 2023, compared to 22.57% for same period in 2022. Excluding average accumulated other comprehensive income, our return on average equity was 15.81% for the nine months ended September 30, 2023, compared to 22.82% for the same period in 2022.
●	Efficiency ratio of 38.2% for the nine months ended September 30, 2023, compared to 35.2% for the same period in 2022.

Results of Operations

Net Income

Net income was $11.4 million for the third quarter of 2023, a decrease of $1.7 million, or 12.8%, from $13.1 million for the second quarter of 2023. This decrease was due to a decrease in noninterest income of $1.9 million, a decrease in net interest income of $816,000 and an increase in noninterest expense of $251,000, offset by a decrease in income tax expense of $1.3 million. Net income decreased by $5.5 million, or 32.4%, in the third quarter of 2023 compared to net income of $16.9 million for the third quarter of 2022. This decrease was due to a decrease in net interest income of $5.6 million, a decrease in noninterest income of $2.2 million and an increase in provision for credit losses of $1.3 million, offset by a decrease in noninterest expense of $903,000 and a decrease in income tax expense of $2.8 million.

Net income was $40.3 million for the nine months ended September 30, 2023, a decrease of $12.1 million, or 23.2%, from $52.4 million for the nine months ended September 30, 2022. This decrease was due to a decrease in net interest income of $15.3 million, a decrease in noninterest income of $3.7 million and an increase in provision for credit losses of $802,000, offset by a decrease in noninterest expense of $4.0 million and a decrease in income tax expense of $3.7 million.

Net Interest Income and Net Interest Margin

Interest income totaled $48.7 million for the third quarter of 2023, an increase of $1.2 million, or 2.6%, from the previous quarter, primarily due to a 3 basis points increase in the loan yield and a $34.5 million increase in average earning asset balances. As compared to the third quarter of 2022, interest income for the third quarter of 2023 increased by $10.4 million, or 27.2%, primarily due to an increase in average loan balances of $137.3 million coupled with an 87 basis points increase in the loan yield.

Interest expense totaled $24.6 million for the third quarter of 2023, an increase of $2.0 million, or 9.1%, from the previous quarter, primarily due to a 17 basis points increase in deposit costs coupled with an $83.4 million increase in average interest-bearing deposits, as well as a 51 basis points increase in borrowing costs. As compared to the third quarter of 2022, interest expense for the third quarter of 2023 increased by $16.0 million, or 188.6%, due to a 257 basis points increase in deposit costs and a 181 basis points increase in borrowing costs coupled with a $262.5 million increase in average interest-bearing deposits.

The net interest margin for the third quarter of 2023 was 2.94% compared to 3.10% for the previous quarter, a decrease of 16 basis points. The yield on average interest-earning assets for the third quarter of 2023 increased by two basis points to 5.92% from 5.90% for the previous quarter, while the cost of average interest-bearing liabilities for the third quarter of 2023 increased by 23 basis points to 3.97% from 3.74% for the previous quarter. Average earning assets increased by $34.5 million from the previous quarter, due to an increase in average total investments of $29.9 million and an increase in average loans of $4.6 million. Average interest-bearing liabilities increased by $37.4 million from the previous quarter as average interest-bearing deposits increased by $83.4 million while average borrowings decreased by $46.0 million.

As compared to the same period in 2022, the net interest margin for the third quarter of 2023 decreased by 90 basis points to 2.94% from 3.84%, primarily due to a 246 basis point increase in the cost of average interest-bearing liabilities of $2.45 billion, offset by a 98 basis point increase in the yield on average interest-earning assets of $3.26 billion. Average earning assets for the third quarter of 2023 increased by $183.7 million from the third quarter of 2022, primarily due to a $137.3 million increase in average loans and a $49.1 million increase in average interest-earning cash accounts. Average interest-bearing liabilities for the third quarter of

2023 increased by $212.1 million from the third quarter of 2022, driven by an increase in average interest-bearing deposits of $262.5 million, offset by a decrease in average borrowings of $50.4 million.

Noninterest Income

Noninterest income for the third quarter of 2023 was $2.9 million, a decrease of $1.9 million, or 39.0%, from the second quarter of 2023, primarily due to lower gains on sale of Small Business Administration (“SBA”) loans and SBA servicing income, partially offset by higher mortgage loan fees. SBA loan sales totaled $5.2 million (sales premium of 6.00%) during the third quarter of 2023 compared to $30.3 million (sales premium of 5.24%) during the second quarter of 2023. Mortgage loan originations totaled $91.9 million during the third quarter 2023 compared to $72.8 million during the second quarter of 2023. During the third quarter of 2023, we recorded a $909,000 fair value adjustment charge on our SBA servicing asset which had a $0.03 per share impact on our diluted earnings per share for the quarter.

Compared to the same period in 2022, noninterest income for the third quarter of 2023 decreased by $2.2 million, or 43.1%, primarily due to lower mortgage fees, SBA servicing income and gains on sale of SBA loans.

Noninterest income for the nine months ended September 30, 2023 totaled $13.7 million, a decrease of $3.7 million, or 21.4%, from the nine months ended September 30, 2022, primarily due to lower mortgage loan fees from lower volume and lower gains on sale of mortgage loans as no mortgage loans were sold during 2023 to date, offset by increases in gains on sale of SBA loans, SBA servicing income and other income.

Noninterest Expense

Noninterest expense for the third quarter of 2023 totaled $11.8 million, an increase of $251,000, or 2.2%, from $11.5 million for the second quarter of 2023. This increase was primarily attributable to an increase in occupancy expense, an increase in loan and other real estate owned related expenses and fair value losses on our equity securities, partially offset by decreases in salary and employee benefits, FDIC insurance premiums, data processing expenses and security expenses. Compared to the third quarter of 2022, noninterest expense during the third quarter of 2023 decreased by $903,000, or 7.1%, primarily due to lower commissions paid and loan related expenses due to lower loan volume.

Noninterest expense for the nine months ended September 30, 2023 totaled $34.0 million, a decrease of $4.0 million, or 10.5%, from $38.0 million for the nine months ended September 30, 2022. This decrease was primarily attributable to a decrease in salaries and employee benefits partially due to lower commissions from lower loan volume, as well as lower loan related expenses and fair value losses on our equity securities.

The Company’s efficiency ratio was 43.6% for the third quarter of 2023 compared to 38.8% and 36.4% for the second quarter of 2023 and third quarter of 2022, respectively. For the nine months ended September 30, 2023, the efficiency ratio was 38.2% compared to 35.2% for the same period in 2022.

Income Tax Expense

The Company’s effective tax rate for the third quarter of 2023 was 27.0%, compared to 29.6% for the second quarter of 2023 and 29.3% for the third quarter of 2022. The Company’s effective tax rate for the nine months ended September 30, 2023 was 27.9% compared to 26.9% for the same period in 2022.

Balance Sheet

Total Assets

Total assets were $3.51 billion at September 30, 2023, an increase of $35.9 million, or 1.0%, from $3.48 billion at June 30, 2023, and an increase of $162.6 million, or 4.9%, from $3.35 billion at September 30, 2022. The $35.9 million increase in total assets at September 30, 2023 compared to June 30, 2023 was primarily due to increases in cash and cash equivalents of $19.3 million, loans of $9.2 million, other assets of $5.9 million and Federal Home Loan Bank stock of $2.3 million, partially offset by decreases in investment securities of $1.3 million and SBA servicing rights of $911,000. The $162.6 million increase in total assets at September 30, 2023 compared to September 30, 2022 was primarily due to increases in cash and cash equivalents of $102.3 million, loans of $51.6 million, other assets of $12.7 million, premises and equipment of $3.8 million and accrued interest receivable of $2.9 million, partially offset by a $3.2 million decrease in mortgage servicing rights, a $3.6 million decrease in foreclosed real estate and a $2.7 million decrease in investment securities.

Our investment securities portfolio made up only 0.79% of our total assets at September 30, 2023 compared to 0.84% and 0.91% at June 30, 2023 and September 30, 2022, respectively.

Loans

Loans held for investment were $3.03 billion at September 30, 2023, an increase of $9.2 million, or 0.3%, compared to $3.02 billion at June 30, 2023, and an increase of $51.6 million, or 1.7%, compared to $2.98 billion at September 30, 2022. The increase in loans at September 30, 2023 compared to June 30, 2023 was primarily due to a $21.9 million increase in residential mortgage loans, offset by a $10.0 million decrease in construction and development loans, a $2.2 million decrease in commercial and industrial loans and a $989,000 decrease in commercial real estate loans. There were no loans classified as held for sale at September 30, 2023, June 30, 2023 or September 30, 2022.

Deposits

Total deposits were $2.72 billion at September 30, 2023, an increase of $20.1 million, or 0.7%, compared to total deposits of $2.70 billion at June 30, 2023, and an increase of $147.7 million, or 5.7%, compared to total deposits of $2.57 billion at September 30, 2022. The increase in total deposits at September 30, 2023 compared to June 30, 2023 was due to a $35.6 million increase in time deposits and a $7.8 million increase in money market accounts, offset by a $15.8 million decrease in noninterest-bearing demand deposits, a $7.2 million decrease in interest-bearing demand deposits and a $398,000 decrease in savings accounts.

Noninterest-bearing deposits were $559.5 million at September 30, 2023, compared to $575.3 million at June 30, 2023 and $602.2 million at September 30, 2022. Noninterest-bearing deposits constituted 20.6% of total deposits at September 30, 2023, compared to 21.3% at June 30, 2023 and 23.4% at September 30, 2022. Interest-bearing deposits were $2.16 billion at September 30, 2023, compared to $2.12 billion at June 30, 2023 and $1.97 billion at September 30, 2022. Interest-bearing deposits constituted 79.4% of total deposits at September 30, 2023, compared to 78.7% at June 30, 2023 and 76.6% at September 30, 2022.

Uninsured deposits were 31.4% of total deposits at September 30, 2023, compared to 30.7% and 29.2% at June 30, 2023 and September 30, 2022, respectively. As of September 30, 2023, we had $1.21 billion of available borrowing capacity at the Federal Home Loan Bank ($712.8 million), Federal Reserve Discount Window ($446.2 million) and various other financial institutions (fed fund lines totaling $47.5 million).

Asset Quality

The Company recorded a credit provision for credit losses of $381,000 during the third quarter of 2023, compared to a credit provision for credit losses of $416,000 and $1.7 million recorded during the second quarter of 2023 and third quarter of 2022, respectively. The credit provision recorded during the third quarter of 2023 was primarily due a decrease in the general reserves allocated to our residential mortgage loan portfolio as the outlook for the national housing price index improved during the third quarter 2023. Annualized net recoveries to average loans for the third quarter of 2023 was 0.00%, compared to a net charge-off of 0.06% for the second quarter of 2023 and a net recovery of 0.00% for the third quarter of 2022.

Nonperforming assets totaled $37.8 million, or 1.08% of total assets, at September 30, 2023, an increase of $14.2 million from $23.6 million, or 0.68% of total assets, at June 30, 2023, and an increase of $5.3 million from $32.5 million, or 0.97% of total assets, at September 30, 2022. The increase in nonperforming assets at September 30, 2023 compared to June 30, 2023 was primarily due to a $12.4 million increase in accruing restructured loans and a $2.1 million increase in nonaccrual loans, offset by $240,000 decrease in other real estate owned.

Allowance for credit losses as a percentage of total loans was 0.58% at September 30, 2023, compared to 0.60% at June 30, 2023 and 0.50% at September 30, 2022. Allowance for credit losses as a percentage of nonperforming loans was 47.61% at September 30, 2023, compared to 79.88% and 53.25% at June 30, 2023 and September 30, 2022, respectively.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a registered bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta, Georgia metropolitan area. Founded in 2006, Metro City Bank currently operates 20 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President	Chief Financial Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2023	2022	2022	2023	2022
Selected income statement data:
Interest income	$48,709	$47,482	$45,965	$43,945	$38,297	$142,156	$103,275
Interest expense	24,555	22,512	19,732	14,995	8,509	66,799	12,614
Net interest income	24,154	24,970	26,233	28,950	29,788	75,357	90,661
Provision for credit losses	(381)	(416)	—	(1,168)	(1,703)	(797)	(1,599)
Noninterest income	2,902	4,761	6,016	1,794	5,101	13,679	17,410
Noninterest expense	11,785	11,534	10,679	12,379	12,688	33,998	37,986
Income tax expense	4,224	5,505	5,840	9,353	7,011	15,569	19,262
Net income	11,428	13,108	15,730	10,180	16,893	40,266	52,422
Per share data:
Basic income per share	$0.45	$0.52	$0.63	$0.40	$0.66	$1.60	$2.06
Diluted income per share	$0.45	$0.51	$0.62	$0.40	$0.66	$1.58	$2.04
Dividends per share	$0.18	$0.18	$0.18	$0.15	$0.15	$0.54	$0.45
Book value per share (at period end)	$15.24	$14.76	$14.04	$13.88	$13.76	$15.24	$13.76
Shares of common stock outstanding	25,241,157	25,279,846	25,143,675	25,169,709	25,370,417	25,241,157	25,370,417
Weighted average diluted shares	25,591,874	25,477,143	25,405,855	25,560,138	25,702,023	25,510,689	25,732,004
Performance ratios:
Return on average assets	1.30%	1.55%	1.87%	1.19%	2.07%	1.57%	2.25%
Return on average equity	12.14	14.87	18.09	11.57	20.56	14.96	22.57
Dividend payout ratio	40.18	34.77	28.98	37.55	22.75	34.04	21.98
Yield on total loans	5.98	5.95	5.85	5.50	5.11	5.93	5.03
Yield on average earning assets	5.92	5.90	5.77	5.43	4.94	5.88	4.65
Cost of average interest bearing liabilities	3.97	3.74	3.30	2.49	1.51	3.67	0.79
Cost of deposits	4.05	3.88	3.48	2.61	1.48	3.81	0.79
Net interest margin	2.94	3.10	3.30	3.58	3.84	3.11	4.08
Efficiency ratio(1)	43.56	38.79	33.11	40.26	36.37	38.18	35.15
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	(0.00)%	0.06%	(0.00)%	(0.01)%	(0.00)%	0.02%	0.02%
Nonperforming assets to gross loans and OREO	1.25	0.78	0.64	0.80	1.09	1.25	1.09
ACL to nonperforming loans	47.61	79.88	101.22	68.88	53.25	47.61	53.25
ACL to loans held for investment	0.58	0.60	0.63	0.45	0.50	0.58	0.50
Balance sheet and capital ratios:
Gross loans held for investment to deposits	111.77%	112.27%	114.27%	114.94%	116.21%	111.77%	116.21%
Noninterest bearing deposits to deposits	20.58	21.32	21.83	22.95	23.43	20.58	23.43
Investment securities to assets	0.79	0.84	0.87	0.86	0.91	0.79	0.91
Common equity to assets	10.96	10.74	10.32	10.20	10.42	10.96	10.42
Leverage ratio	10.07	10.03	9.72	9.57	9.90	10.07	9.90
Common equity tier 1 ratio	17.03	16.69	16.55	15.99	16.18	17.03	16.18
Tier 1 risk-based capital ratio	17.03	16.69	16.55	15.99	16.18	17.03	16.18
Total risk-based capital ratio	17.91	17.59	17.51	16.68	16.94	17.91	16.94
Mortgage and SBA loan data:
Mortgage loans serviced for others	$464,823	$487,787	$506,012	$526,719	$550,587	$464,823	$550,587
Mortgage loan production	91,891	72,830	43,335	88,045	255,662	208,056	745,568
Mortgage loan sales	—	—	—	—	—	—	94,915
SBA loans serviced for others	487,827	493,579	485,663	465,120	489,120	487,827	489,120
SBA loan production	13,212	16,110	26,239	42,419	22,193	55,561	94,289
SBA loan sales	5,169	30,298	36,458	—	8,588	71,925	31,486

(1)	Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2023	2022	2022
ASSETS
Cash and due from banks	$279,106	$250,503	$216,167	$150,964	$164,054
Federal funds sold	2,951	12,224	7,897	28,521	15,669
Cash and cash equivalents	282,057	262,727	224,064	179,485	179,723
Equity securities	10,113	10,358	10,428	10,300	10,452
Securities available for sale (at fair value)	17,664	18,696	19,174	19,245	19,978
Loans	3,029,947	3,020,714	3,012,020	3,055,689	2,978,318
Allowance for credit losses	(17,660)	(18,091)	(18,947)	(13,888)	(14,982)
Loans less allowance for credit losses	3,012,287	3,002,623	2,993,073	3,041,801	2,963,336
Loans held for sale	—	—	—	—	—
Accrued interest receivable	14,612	13,877	13,642	13,171	11,732
Federal Home Loan Bank stock	17,846	15,534	17,659	17,493	15,619
Premises and equipment, net	17,459	16,374	15,165	14,257	13,664
Operating lease right-of-use asset	7,340	7,761	8,030	8,463	8,835
Foreclosed real estate, net	761	1,001	766	4,328	4,328
SBA servicing asset, net	7,107	8,018	7,791	7,085	8,324
Mortgage servicing asset, net	1,823	2,514	3,205	3,973	4,975
Bank owned life insurance	70,462	70,010	69,565	69,130	68,697
Other assets	51,496	45,594	36,451	38,508	38,776
Total assets	$3,511,027	$3,475,087	$3,419,013	$3,427,239	$3,348,439

LIABILITIES
Noninterest-bearing deposits	$559,540	$575,301	$577,282	$611,991	$602,246
Interest-bearing deposits	2,159,048	2,123,181	2,066,811	2,054,847	1,968,607
Total deposits	2,718,588	2,698,482	2,644,093	2,666,838	2,570,853
Federal Home Loan Bank advances	325,000	325,000	375,000	375,000	375,000
Other borrowings	—	387	387	392	396
Operating lease liability	7,537	7,985	8,438	8,885	9,303
Accrued interest payable	3,915	3,859	3,681	2,739	1,489
Other liabilities	71,283	66,211	34,453	23,964	42,369
Total liabilities	$3,126,323	$3,101,924	$3,066,052	$3,077,818	$2,999,410

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	252	253	251	252	254
Additional paid-in capital	45,580	45,516	45,044	45,298	48,914
Retained earnings	308,589	301,752	293,139	285,832	279,475
Accumulated other comprehensive income	30,283	25,642	14,527	18,039	20,386
Total shareholders' equity	384,704	373,163	352,961	349,421	349,029
Total liabilities and shareholders' equity	$3,511,027	$3,475,087	$3,419,013	$3,427,239	$3,348,439

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2023	2022	2022	2023	2022
Interest and dividend income:
Loans, including Fees	$45,695	$44,839	$43,982	$41,783	$37,263	$134,516	$101,032
Other investment income	2,979	2,582	1,939	2,116	1,011	7,500	2,214
Federal funds sold	35	61	44	46	23	140	29
Total interest income	48,709	47,482	45,965	43,945	38,297	142,156	103,275

Interest expense:
Deposits	21,736	19,804	17,376	13,071	6,964	58,916	10,487
FHLB advances and other borrowings	2,819	2,708	2,356	1,924	1,545	7,883	2,127
Total interest expense	24,555	22,512	19,732	14,995	8,509	66,799	12,614

Net interest income	24,154	24,970	26,233	28,950	29,788	75,357	90,661

Provision for credit losses	(381)	(416)	—	(1,168)	(1,703)	(797)	(1,599)

Net interest income after provision for loan losses	24,535	25,386	26,233	30,118	31,491	76,154	92,260

Noninterest income:
Service charges on deposit accounts	490	464	449	483	509	1,403	1,508
Other service charges, commissions and fees	1,478	1,266	874	1,243	2,676	3,618	8,482
Gain on sale of residential mortgage loans	—	—	—	—	—	—	2,017
Mortgage servicing income, net	(85)	(51)	(96)	(299)	(358)	(232)	(262)
Gain on sale of SBA loans	244	1,054	1,969	—	500	3,267	2,068
SBA servicing income, net	270	1,388	1,814	(72)	1,330	3,472	1,897
Other income	505	640	1,006	439	444	2,151	1,700
Total noninterest income	2,902	4,761	6,016	1,794	5,101	13,679	17,410

Noninterest expense:
Salaries and employee benefits	6,864	7,103	6,366	7,721	7,756	20,333	22,781
Occupancy	1,272	1,039	1,214	1,263	1,167	3,525	3,594
Data Processing	300	353	275	287	270	928	808
Advertising	143	165	146	172	158	454	434
Other expenses	3,206	2,874	2,678	2,936	3,337	8,758	10,369
Total noninterest expense	11,785	11,534	10,679	12,379	12,688	33,998	37,986

Income before provision for income taxes	15,652	18,613	21,570	19,533	23,904	55,835	71,684
Provision for income taxes	4,224	5,505	5,840	9,353	7,011	15,569	19,262
Net income available to common shareholders	$11,428	$13,108	$15,730	$10,180	$16,893	$40,266	$52,422

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$200,245	$2,807	5.56%	$169,976	$2,445	5.77%	$151,177	$864	2.27%
Investment securities	32,172	207	2.55	32,525	198	2.44	34,792	170	1.94
Total investments	232,417	3,014	5.14	202,501	2,643	5.24	185,969	1,034	2.21
Construction and development	30,584	442	5.73	40,386	555	5.51	38,636	530	5.44
Commercial real estate	647,244	14,435	8.85	654,021	14,362	8.81	601,370	9,905	6.53
Commercial and industrial	61,774	1,488	9.56	47,836	1,119	9.38	50,605	909	7.13
Residential real estate	2,289,428	29,296	5.08	2,282,264	28,777	5.06	2,201,186	25,885	4.67
Consumer and other	201	34	67.11	153	26	68.16	137	34	98.46
Gross loans(2)	3,029,231	45,695	5.98	3,024,660	44,839	5.95	2,891,934	37,263	5.11
Total earning assets	3,261,648	48,709	5.92	3,227,161	47,482	5.90	3,077,903	38,297	4.94
Noninterest-earning assets	214,834			167,506			158,579
Total assets	3,476,482			3,394,667			3,236,482
Interest-bearing liabilities:
NOW and savings deposits	125,078	381	1.21	160,967	839	2.09	186,459	338	0.72
Money market deposits	1,036,955	11,709	4.48	956,598	10,370	4.35	1,179,954	5,189	1.74
Time deposits	966,408	9,646	3.96	927,478	8,595	3.72	499,577	1,437	1.14
Total interest-bearing deposits	2,128,441	21,736	4.05	2,045,043	19,804	3.88	1,865,990	6,964	1.48
Borrowings	325,025	2,819	3.44	371,000	2,708	2.93	375,405	1,545	1.63
Total interest-bearing liabilities	2,453,466	24,555	3.97	2,416,043	22,512	3.74	2,241,395	8,509	1.51
Noninterest-bearing liabilities:
Noninterest-bearing deposits	555,074			558,907			599,902
Other noninterest-bearing liabilities	94,528			66,037			69,131
Total noninterest-bearing liabilities	649,602			624,944			669,033
Shareholders' equity	373,414			353,680			326,054
Total liabilities and shareholders' equity	$3,476,482			$3,394,667			$3,236,482
Net interest income		$24,154			$24,970			$29,788
Net interest spread			1.95			2.16			3.43
Net interest margin			2.94			3.10			3.84

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$167,411	$7,057	5.64%	$247,348	$1,747	0.94%
Investment securities	32,547	583	2.39	35,789	496	1.85
Total investments	199,958	7,640	5.11	283,137	2,243	1.06
Construction and development	36,658	1,520	5.54	33,985	1,322	5.20
Commercial real estate	657,700	42,776	8.70	575,664	26,195	6.08
Commercial and industrial	52,292	3,637	9.30	56,772	2,900	6.83
Residential real estate	2,287,788	86,495	5.05	2,021,332	70,504	4.66
Consumer and other	174	88	67.62	203	111	73.11
Gross loans(2)	3,034,612	134,516	5.93	2,687,956	101,032	5.03
Total earning assets	3,234,570	142,156	5.88	2,971,093	103,275	4.65
Noninterest-earning assets	190,616			149,157
Total assets	3,425,186			3,120,250
Interest-bearing liabilities:
NOW and savings deposits	150,849	1,869	1.66	190,390	515	0.36
Money market deposits	991,048	31,738	4.28	1,144,337	7,706	0.90
Time deposits	923,891	25,309	3.66	443,632	2,266	0.68
Total interest-bearing deposits	2,065,788	58,916	3.81	1,778,359	10,487	0.79
Borrowings	366,112	7,883	2.88	363,170	2,127	0.78
Total interest-bearing liabilities	2,431,900	66,799	3.67	2,141,529	12,614	0.79
Noninterest-bearing liabilities:
Noninterest-bearing deposits	564,233			600,045
Other noninterest-bearing liabilities	69,078			68,144
Total noninterest-bearing liabilities	633,311			668,189
Shareholders' equity	359,975			310,532
Total liabilities and shareholders' equity	$3,425,186			$3,120,250
Net interest income		$75,357			$90,661
Net interest spread			2.21			3.86
Net interest margin			3.11			4.08

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.

(2) Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and Development	$41,783	1.4%	$51,759	1.7%	$49,209	1.6%	$47,779	1.6%	$51,300	1.7%
Commercial Real Estate	624,122	20.5	625,111	20.6	639,951	21.2	657,246	21.4	608,700	20.4
Commercial and Industrial	61,332	2.0	63,502	2.1	46,208	1.5	53,173	1.7	52,693	1.8
Residential Real Estate	2,310,981	76.1	2,289,050	75.6	2,285,902	75.7	2,306,915	75.3	2,274,679	76.1
Consumer and other	240	—	102	—	50	—	216	—	198	—
Gross loans	$3,038,458	100.0%	$3,029,524	100.0%	$3,021,320	100.0%	$3,065,329	100.0%	$2,987,570	100.0%
Unearned income	(8,511)		(8,810)		(9,300)		(9,640)		(9,252)
Allowance for credit losses	(17,660)		(18,091)		(18,947)		(13,888)		(14,982)
Net loans	$3,012,287		$3,002,623		$2,993,073		$3,041,801		$2,963,336

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2023	2023	2023	2022	2022
Nonaccrual loans	$15,127	$13,037	$9,064	$10,065	$17,700
Past due loans 90 days or more and still accruing	—	—	—	180	—
Accruing restructured loans	21,964	9,611	9,654	9,919	10,437
Total non-performing loans	37,091	22,648	18,718	20,164	28,137
Other real estate owned	761	1,001	766	4,328	4,328
Total non-performing assets	$37,852	$23,649	$19,484	$24,492	$32,465

Nonperforming loans to gross loans	1.22%	0.75%	0.62%	0.66%	0.94%
Nonperforming assets to total assets	1.08	0.68	0.57	0.71	0.97
Allowance for credit losses to non-performing loans	47.61	79.88	101.22	68.88	53.25

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Balance, beginning of period	$18,091	$18,947	$13,888	$14,982	$16,678	$13,888	$16,952
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	(1)	230	(2)	(2)	(1)	227	(5)
Commercial and industrial	(3)	208	(2)	(72)	(6)	203	381
Residential real estate	—	—	—	—	—	—	—
Consumer and other	—	—	—	—	—	—	(5)
Total net charge-offs/(recoveries)	(4)	438	(4)	(74)	(7)	430	371
Adoption of ASU 2016-13 (CECL)	—	—	5,055	—	—	5,055	—
Provision for loan losses	(435)	(418)	—	(1,168)	(1,703)	(853)	(1,599)
Balance, end of period	$17,660	$18,091	$18,947	$13,888	$14,982	$17,660	$14,982
Total loans at end of period	$3,038,458	$3,029,524	$3,021,320	$3,065,329	$2,987,570	$3,038,458	$2,987,570
Average loans(1)	$3,029,231	$3,024,660	$3,050,176	$3,016,144	$2,891,934	$3,034,612	$2,678,474
Net charge-offs/(recoveries) to average loans	(0.00)%	0.06%	(0.00)%	(0.01)%	(0.00)%	0.02%	0.02%
Allowance for loan losses to total loans	0.58	0.60	0.63	0.45	0.50	0.58	0.50

(1)	Excludes loans held for sale